SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 23, 2007

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯ Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01—Entry Into a Material Definitive Agreement

On January 23, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Community Trust Bancorp, Inc. (the "Company") took the following actions:

Base Salary Increases

The Committee approved new annual base salaries (effective January 23, 2007) for the following named executive officers:

Name and Principal Position	2007 Base Salary ($)

Jean R. Hale
Chairman, President and Chief Executive Officer	402,000

Mark A. Gooch
Executive Vice President and Secretary	297,000

Michael S. Wasson
Executive Vice President	184,000

Tracy E. Little
Executive Vice President	166,000

Larry W. Jones
Executive Vice President	167,500

Jim Draughn
Executive Vice President	167,500

2006 Annual Incentive Compensation Awards

The Company's named executive officers were participants in the Company's Senior Management Incentive Compensation Plan (the "Plan"). On January 23, 2007, the Committee reviewed the performance measures established under the Plan for the 2006 Plan year and determined the level of performance measure actually achieved by the Company under the Plan for 2006. In addition, the Committee determined the amount earned in 2006 under the Plan (to be paid in January 2007) by each below named executive officer.

Name and Principal Position	2006 Cash Bonus Awarded Under the Senior Management Incentive Compensation Plan ($)

Jean R. Hale
Chairman, President and Chief Executive Officer	70,400

Mark A. Gooch
Executive Vice President and Secretary	54,000

Michael S. Wasson
Executive Vice President	35,600

Tracy E. Little
Executive Vice President	32,500

Larry W. Jones
Executive Vice President	31,500

Jim Draughn
Executive Vice President	30,000

The actual amounts of the Senior Management Incentive Compensation Plan awards are calculated according to a schedule comparing earnings per share ("EPS") and return on average assets ("ROAA") for the Award Period to a pre-determined performance standard. For 2006, 100% of the target ROAA of 1.26% and $2.43 EPS was required for an incentive to be earned. The Company achieved an ROAA of 1.33% and an EPS of $2.59 which earned the second tier of the Senior Management Incentive Compensation Plan, which was 20% of 2006 base salary. For 2007, actual amounts of the Senior Management Incentive Compensation Plan awards will also be calculated according to a schedule comparing EPS and ROAA for the Award Period to a pre-determined performance standard.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	January 25, 2007	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer